UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2020

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Goldman Facility

On April 1, 2020, Gladwyne Funding LLC (“Gladwyne Funding”), a wholly-owned, special-purpose financing subsidiary of FS Energy and Power Fund (the “Company”), the Company, Goldman Sachs Bank USA (“Goldman”), and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a letter agreement (the “Goldman Letter Agreement”) in respect of (i) that certain Amended and Restated Credit Agreement, dated as of December 2, 2019 (as amended, the “Goldman Facility”), by and among Gladwyne Funding, as borrower, Goldman, as sole lead arranger, syndication agent, administrative agent, and calculation agent, Wells Fargo, as collateral administrator, Wells Fargo, as collateral agent (in such capacity, the “Collateral Agent”), and the lenders from time to time party thereto and (ii) that certain Non-Recourse Carveout Guaranty Agreement, dated as of December 2, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Limited Guaranty”), by the Company and in favor of Goldman and the Collateral Agent. The Goldman Letter Agreement provides that through July 1, 2020 (the “Standstill Period”) certain provisions of the Goldman Facility, the Limited Guaranty and the related transaction documents shall not be operative and none of Goldman, Wells Fargo or any of the lenders party to the Goldman Facility shall exercise any remedies in connection with such provisions. In addition, the Goldman Letter Agreement provides for certain amendments to the Goldman Facility, including a suspension of all financial covenants during the Standstill Period. Pursuant to the Goldman Letter Agreement, the interest rate under the Goldman Facility has increased to the London interbank offered rate (“LIBOR”) plus 7.50% (from LIBOR plus 3.20%) during the Standstill Period before decreasing to LIBOR plus 5.20% when the Standstill Period ends. In connection with the execution of the Goldman Letter Agreement, Gladwyne Funding prepaid $205,000,000 under the Goldman Facility and agreed to prepay an additional $20,000,000 after closing using cash proceeds from asset sales, principal proceeds and interest proceeds.

One of the purposes of the Goldman Letter Agreement is to allow the parties thereto to discuss proposals for addressing various credit matters, with a view to possibly entering into further modifications to the Goldman Facility and the Limited Guaranty. The Company is currently engaged in discussions with respect to such credit matters; however, there can be no assurance that the Company will reach any agreement with respect to those matters by the end of the Standstill Period, if at all.

Gladwyne Funding incurred certain customary costs and expenses in connection with the closing of the Goldman Letter Agreement.

The foregoing description of the Goldman Letter Agreement is a summary only and is qualified in all respects by the agreement attached hereto as Exhibit 10.01 and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
10.1	Letter Agreement, dated as of April 1, 2020, among Gladwyne Funding LLC, FS Energy and Power Fund, Goldman Sachs Bank, USA, and Wells Fargo Bank, National Association.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	April 7, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Letter Agreement, dated as of April 1, 2020, among Gladwyne Funding LLC, FS Energy and Power Fund, Goldman Sachs Bank, USA, and Wells Fargo Bank, National Association.

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